EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Community Bankshares, Inc.(the “Company”) on Form 10-Q for the period ending March 31, 2004, filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, J. Alton Wingate, President and Chief Executive Officer of the Company, and I, Harry L. Stephens, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 14, 2004	BY: /S/ J. Alton Wingate
J. Alton Wingate
President and Chief Executive
Officer

Date: May 14, 2004	BY: /S/ Harry L. Stephens
Harry L. Stephens
Executive Vice-President and Chief Financial Officer